Exhibit 99.1

Martin Houston Becomes Chairman of Tellurian Inc.

HOUSTON – December 8, 2023 – (BUSINESS WIRE) – Tellurian Inc. (Tellurian or the Company) (NYSE American: TELL) announced today that its Board of Directors has named Martin Houston, Co-Founder and Vice Chairman, to be Chairman of the Board of Directors. Co-Founder Charif Souki will no longer serve as an executive or officer of the Company or hold any managerial responsibilities. Mr. Souki remains a member of the Board of Directors.

These changes are not the result of any material or unexpected financial events.

About Tellurian Inc.

Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the NYSE American under the symbol “TELL”. For more information, please visit www.tellurianinc.com.

Contacts

Investors:

Matt Phillips

Vice President, Investor Relations

Phone +1.832.320.9331

matthew.phillips@tellurianinc.com

Media:

Brunswick Group

Jason Juceam

TELLURIAN@brunswickgroup.com

Patrick Handley

TELLURIAN@brunswickgroup.com